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                                 EXHIBIT (4)


                  SPECIMEN COPY OF COMMON STOCK CERTIFICATE

CB 69957        (LOGO OF P.H. GLATFELTER COMPANY APPEARS HERE)           Shares

COMMON STOCK               P.H. GLATFELTER COMPANY                 COMMON STOCK
       INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

THIS CERTIFIES that                         CUSIP 377316 10 4
                                            -----------------------------------
                                            SEE REVERSE FOR CERTAIN DEFINITIONS


Is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                        PAR VALUE $.01 PER SHARE, OF
P. H. GLATFELTER COMPANY, transferable only on the books of the Company by the holder hereof, in person or by attorney, upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Articles of Incorporation, and the amendments thereof, of the Company (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. A statement with respect thereto may be obtained as stated on the back of this certificate. This certificate is not valid unless counter-signed by the Transfer Agent and registered by the Registrar.
     IN WITNESS WHEREOF the said Company has caused this Certificate to be signed with the facsimile signatures of its duly authorized officers, and its facsimile seal to be hereunto affixed.

(SEAL APPEARS HERE)      Dated Feb. 03, 1994

                            /s/ R.S. Wood                    /s/ T.C. Norris
                                 SECRETARY                        PRESIDENT

                           P.H. GLATFELTER COMPANY

     The Company will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock authorized to be issued; the variations in the relative rights and preferences between the shares of each series of preferred stock, so far as the same have been fixed and determined; and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the Secretary of P.H. Glatfelter Company, Spring Grove, Pennsylvania or to the Transfer Agent.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --as tenants in common            UNIF GIFT MIN ACT--____Custodian____
                                                             (Cust)      (Minor)
TEN ENT  --as tenants by the entireties           under Uniform Gifts to Minors

JT TEN   --as joint tenants with right of         Act __________________
           survivorship and not as tenants                 (State)
           in common
           Additional abbreviations may also
           be used though not in the above
           list.

     For value received _________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
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________________________________________________________________________________
           PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the capital stock, represented by the within Certificate, and to hereby irrevocably constitute and appoint _____________________________________________

________________________________________________________________________________
Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated: __________________


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